EX.99.H(4)

                           [FORM OF] LETTER AGREEMENT
                        Investment Company Capital Corp.
                                One South Street
                               Baltimore, MD 21202

                                                                          [date]

Flag Investors Series Funds, Inc.
One South Street
Baltimore, MD 21202

RE: Accounting Services Fee

Dear Sirs:

     In regards to the Accounting Services Appendix to the Master Services Agreement dated September 1, 2000, (the "Agreement") between Flag Investors Series Funds, Inc. on behalf of the Flag Investors International Equity Fund and Investment Company Capital Corp., each party to the Agreement agrees that compensation for these services will be based on the following schedule.

AVERAGE DAILY NET ASSETS                     INCREMENTAL ANNUAL ACCOUNTING FEE

         0 - $10,000,000                         $25,000 (fixed fee)
         $10,000,000   -  $25,000,000                         0.080%
         $25,000,000   -  $50,000,000                         0.060%
         $50,000,000   -  $75,000,000                         0.040%
         $75,000,000   -  $100,000,000                        0.035%
         $100,000,000  -  $500,000,000                        0.017%
         $500,000,000  -  $1,000,000,000                      0.006%
         over $1,000,000,000                                  0.002%


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                                Very truly yours,
                                INVESTMENT COMPANY CAPITAL CORP.

                                   By:________________________________
                                   Name:    Richard T. Hale
                                   Title:   President

                                ACCEPTED AND CONFIRMED:

                                FLAG INVESTORS SERIES FUNDS, INC.

                                   By:___________________________
                                   Name:     Charles A. Rizzo
                                   Title:    Treasurer


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